Exhibit 99.1

Airgain® Reports Third Quarter 2025 Financial Results

Delivers Solid Third-Quarter Results with Strong Gross Margins, Positive Adjusted EBITDA, and Continued Progress Toward Scalable Growth

SAN DIEGO, CA, November 12, 2025 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity solutions, today reported financial results for the third quarter ended September 30, 2025.

“In the third quarter, we continued to execute with focus and discipline, delivering our third consecutive quarter of sequential revenue growth and positive adjusted EBITDA,” said Jacob Suen, President and CEO of Airgain. “Our core markets remain healthy, providing a solid foundation for continued investment and expansion across our growth platforms. We achieved key certification milestones for both AC-Fleet and Lighthouse, positioning us to scale these platforms in the coming year. With AC-Fleet driving near-term revenue in the fleet and utility markets and Lighthouse expanding into global 5G infrastructure opportunities, Airgain enters 2026 with stronger visibility, a disciplined operating model, and a clear roadmap for scalable long-term growth.”

Third Quarter 2025 and Recent Operational Highlights

•
Achieved FCC certification for Lighthouse™ 5G Smart Network Controlled Repeater, a critical milestone for expanding opportunities with U.S. system integrators.
•
Achieved T-Mobile T-Priority certification for AirgainConnect® AC‑Fleet™, delivering mission-critical connectivity for first responder and enterprise markets.
•
Expanded AC-Fleet opportunity pipeline, including new utility and energy-infrastructure engagements.
•
Advanced international Lighthouse trials, including with a top-five global tower operator in Latin America.

Third Quarter 2025 Financial Highlights

GAAP

•
Sales of $14.0 million
•
GAAP gross margin of 43.6%
•
GAAP operating expenses of $7.1 million
•
GAAP net loss of $1.0 million or $(0.08) per share

Non-GAAP

•
Non-GAAP gross margin of 44.4%
•
Non-GAAP operating expenses of $6.1 million
•
Non-GAAP net income of $0.1 million or $0.01 per share
•
Adjusted EBITDA of $0.3 million

Third Quarter 2025 Financial Results

Sales for the third quarter of 2025 were $14.0 million, of which $6.9 million was generated from the enterprise market, $6.6 million from the consumer market, and $0.5 million from the automotive market. Sales increased by 2.9%, or $0.4 million in the third quarter of 2025 compared to $13.6 million in the second quarter of 2025. Consumer sales increased by $1.0 million from the second quarter of 2025, primarily due to increased WiFi 7 antenna shipments. Automotive sales decreased by $0.3 million from the second quarter of 2025, driven by lower aftermarket antenna demand. Enterprise sales decreased by $0.3 million from the second quarter of 2025, primarily due to lower enterprise antenna sales. Sales for the third quarter of 2025 decreased by 12.9%, or $2.1 million, from $16.1 million in the same quarter a year ago, primarily due to lower sales from the automotive market.

GAAP gross profit for the third quarter of 2025 was $6.1 million, compared to $5.8 million for the second quarter of 2025 and $6.7 million for the same quarter a year ago. Non-GAAP gross profit for the third quarter of 2025 was $6.2 million, compared to $6.0 million for the second quarter of 2025 and $6.9 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the third quarter of 2025 was 43.6%, compared to 42.9% for the second quarter of 2025 and 41.7% for the same quarter a year ago. The increase in gross margin compared to the second quarter of 2025 and the same quarter a year ago resulted from improved enterprise product margin. Non-GAAP gross margin for the third quarter of 2025 was 44.4% compared to 43.8% for the second quarter of 2025 and 42.8% for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the third quarter of 2025 were $0.7 million lower at $7.1 million compared to $7.8 million for the second quarter of 2025 and were $1.4 million lower compared to $8.5 million for the same quarter a year ago. The lower operating expenses compared to the second quarter of 2025 and the same quarter a year ago were primarily driven by lower employee expenses and lower project development expenses, partially offset by higher professional services. Non-GAAP operating expenses for the third quarter of 2025 were $0.4 million lower at $6.1 million compared to $6.5 million for the second quarter of 2025 and $0.8 million lower compared to the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the third quarter of 2025 was $1.0 million or $(0.08) per share (based on 11.8 million shares), compared to a GAAP net loss of $1.5 million or $(0.12) per share (based on 11.8 million shares) for the second quarter of 2025 and a GAAP net loss of $1.8 million or $(0.16) per share (based on 11.3 million shares) for the same quarter a year ago. Non-GAAP net income for the third quarter of 2025 was $0.1 million or $0.01 per share (based on 11.9 million diluted shares), compared to a non-GAAP net loss of $0.5 million or $(0.04) per share (based on 11.8 million shares) for the second quarter of 2025 and a non-GAAP net income of $6,000 or $0.00 per share (based on 12.0 million diluted shares) for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the third quarter of 2025 was $0.3 million, compared to $(0.4) million for the second quarter of 2025 and $0.1 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Fourth Quarter 2025 Financial Outlook

GAAP

•
Sales are expected to be in the range of $12.0 million to $14.0 million, or $13.0 million at the midpoint
•
GAAP gross margin is expected to be in the range of 41.3% to 44.3%
•
GAAP operating expense is expected to be approximately $7.2 million
•
GAAP net loss per share is expected to be $(0.13) at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 42.5% to 45.5%
•
Non-GAAP operating expense is expected to be approximately $5.8 million
•
Non-GAAP net income per share is expected to be break even at the midpoint
•
Adjusted EBITDA is expected to be $0.1 million at the midpoint

The Company's financial outlook for the three months ending December 31, 2025, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call on Wednesday, November 12, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the third quarter ended September 30, 2025.

Airgain management will host the presentation, followed by a question-and-answer period.

Dial-In: 877-407-2988 / +1 201-389-0923 or Call Me

Confirmation #: 13756601

The conference call will be broadcast simultaneously and will be available for replay via the investor section of the company’s website at investors.airgain.com and here

The registration link will allow you to replay the webcast after 8:00 p.m. Eastern Time on the same day until November 12, 2026.

About Airgain, Inc.

Headquartered in San Diego, California, Airgain, Inc. (NASDAQ: AIRG) is a leading provider of advanced wireless connectivity solutions that drive cutting-edge innovation in 5G technology. We are committed to delivering high-performance, cost-effective, and energy-efficient wireless solutions that enable rapid market deployment. Our mission is to connect the world through integrated, innovative, and optimized wireless solutions. Our diverse product portfolio serves three primary markets: enterprise, automotive, and consumer. For more information, visit airgain.com, or follow Airgain on LinkedIn and X.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our expected profitability and growth, and its scalability and that of our platforms, fourth quarter 2025 financial outlook, and expectations regarding the potential of our platforms and timing and potential impact of platform ramps. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customers' ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition, and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; the potential for the strategic partnership with Omantel to not meet expectations; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; overall global supply shortages and logistics delays within the supply chain that our products are used in, and uncertainty regarding tariffs and trade policies and their potential impacts, as well as in each case, their adverse effect on general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; any rise in interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense, depreciation and amortization, workforce reduction severance and exit costs, and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, workforce reduction severance, and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release .

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gateway-grp.com

Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,091	$8,510
Trade accounts receivable, net	12,885	11,671
Inventories	3,660	3,952
Prepaid expenses and other current assets	1,605	1,698
Total current assets	25,241	25,831
Property and equipment, net	1,715	1,993
Leased right-of-use assets	4,042	3,901
Goodwill	10,845	10,845
Intangible assets, net	3,626	5,799
Other assets	75	74
Total assets	$45,544	$48,443
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,938	$9,499
Accrued compensation	547	2,041
Accrued liabilities and other	2,613	1,872
Short-term lease liabilities	729	89
Total current liabilities	11,827	13,501
Deferred tax liability	161	163
Long-term lease liabilities	3,821	3,810
Total liabilities	15,809	17,474
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 12,483 shares issued and 11,942 shares outstanding at September 30, 2025; and 12,070 shares issued and 11,529 shares outstanding at December 31, 2024.	126,305	123,546
Treasury stock, at cost: 541 shares at September 30, 2025 and December 31, 2024.	(5,364)	(5,364)
Accumulated deficit	(91,194)	(87,209)
Accumulated other comprehensive loss	(12)	(4)
Total stockholders’ equity	29,735	30,969
Total liabilities and stockholders’ equity	$45,544	$48,443

Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Sales	$14,018	$16,101	$39,654	$45,516
Cost of goods sold	7,907	9,387	22,544	27,078
Gross profit	6,111	6,714	17,110	18,438
Operating expenses:
Research and development	2,141	2,855	7,192	9,091
Sales and marketing	2,144	2,395	7,027	6,902
General and administrative	2,793	3,278	8,954	9,393
Total operating expenses	7,078	8,528	23,173	25,386
Loss from operations	(967)	(1,814)	(6,063)	(6,948)
Other income (expense):
Employee retention credit refund	—	—	1,989	—
Interest income, net	13	29	334	82
Other income (expense), net	—	(11)	(197)	(4)
Total other income, net	13	18	2,126	78
Loss before income taxes	(954)	(1,796)	(3,937)	(6,870)
Income tax expense (benefit)	10	(39)	48	(145)
Net loss	$(964)	$(1,757)	$(3,985)	$(6,725)
Net loss per share:
Basic	$(0.08)	$(0.16)	$(0.34)	$(0.62)
Diluted	$(0.08)	$(0.16)	$(0.34)	$(0.62)
Weighted average shares used in calculating loss per share:
Basic	11,791	11,315	11,782	10,930
Diluted	11,791	11,315	11,782	10,930

Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,985)	$(6,725)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	339	418
Amortization	2,415	2,233
Stock-based compensation	1,890	3,334
Deferred tax liability	(1)	12
Amortization of prepaid assets	—	132
Changes in operating assets and liabilities:
Trade accounts receivable	(1,214)	(4,426)
Inventories	291	(214)
Prepaid expenses and other current assets	93	(119)
Other assets	(1)	101
Accounts payable	(1,575)	965
Accrued compensation	(881)	707
Accrued liabilities and other	813	138
Lease liabilities	509	(57)
Net cash used in operating activities	(1,307)	(3,501)
Cash flows from investing activities:
Purchases of property and equipment	(65)	(177)
Purchases of Intangible property	(223)	—
Net cash used in investing activities	(288)	(177)
Cash flows from financing activities:
Proceeds from at-the-market common stock offering, net of offering costs	—	3,006
Payments for withholding taxes related to net share settlement of equity awards	(191)	(95)
Proceeds from employee stock purchase and option exercises	375	187
Net cash provided by financing activities	184	3,098

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	5

Net decrease in cash, cash equivalents and restricted cash	(1,419)	(575)
Cash, cash equivalents, and restricted cash; beginning of period	8,565	7,976
Cash, cash equivalents, and restricted cash; end of period	$7,146	$7,401

Supplemental disclosure of cash flow information:

Interest paid	$1	$—
Income taxes paid	$33	$42
Income taxes refunded	$16	$50

Supplemental disclosure of non-cash investing and financing activities:
Recognition of new right-of-use assets and lease liabilities	$716	$179
Derecognition of right-of-use assets and lease liabilities due to lease termination	$796	$—
Accrual of property and equipment	$14	$—

Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$7,091	$7,346
Restricted cash included in prepaid expenses and other current assets and other assets long term	55	55
Total cash, cash equivalents, and restricted cash	$7,146	$7,401

Airgain, Inc.

(in thousands)

(unaudited)

Sales by Target Market

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Enterprise	$6,870	$7,152	$6,665	$18,363	$24,159
Consumer	6,658	5,650	6,854	18,709	15,192
Automotive	490	821	2,582	2,582	6,165
Total sales	$14,018	$13,623	$16,101	$39,654	$45,516

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Gross profit	$6,111	$5,839	$6,714	$17,110	$18,438
Stock-based compensation	18	39	97	130	220
Amortization of intangible assets	88	89	88	266	266
Non-GAAP gross profit	$6,217	$5,967	$6,899	$17,506	$18,924

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Gross margin	43.6%	42.9%	41.7%	43.1%	40.5%
Stock-based compensation	0.2%	0.3%	0.6%	0.3%	0.5%
Amortization of intangible assets	0.6%	0.6%	0.5%	0.7%	0.6%
Non-GAAP gross margin	44.4%	43.8%	42.8%	44.1%	41.6%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating expenses	$7,078	$7,839	$8,528	$23,173	$25,386
Stock-based compensation expense	(362)	(564)	(984)	(1,760)	(3,114)
Amortization of intangible assets	(654)	(653)	(660)	(1,960)	(1,967)
Severance and exit costs	6	(151)	-	(280)	—
Non-GAAP operating expenses	$6,068	$6,471	$6,884	$19,173	$20,305

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss	$(964)	$(1,475)	$(1,757)	$(3,985)	$(6,725)
Employee retention credit refund	—	(495)	—	(1,989)	—
Stock-based compensation expense	380	603	1,081	1,890	3,334
Amortization of intangible assets	742	742	749	2,226	2,233
Severance and exit costs	(6)	151	—	280	—
Other income, net	(15)	(56)	(28)	(158)	(81)
Income tax expense (benefit)	10	14	(39)	48	(145)
Non-GAAP net income (loss) attributable to common stockholders	$147	$(516)	$6	$(1,688)	$(1,384)

Non-GAAP net income (loss) per share:
Basic	$0.01	$(0.04)	$0.00	$(0.14)	$(0.13)
Diluted	$0.01	$(0.04)	$0.00	$(0.14)	$(0.13)
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	11,791	11,841	11,315	11,782	10,930
Diluted	11,941	11,841	11,993	11,782	10,930

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss	$(964)	$(1,475)	$(1,757)	$(3,985)	$(6,725)
Employee retention credit	—	(495)	—	(1,989)	—
Stock-based compensation expense	380	603	1,081	1,890	3,334
Depreciation and amortization	845	855	883	2,565	2,651
Severance and exit costs	(6)	151	—	280	—
Other income, net	(15)	(56)	(28)	(158)	(81)
Income tax expense (benefit)	10	14	(39)	48	(145)
Adjusted EBITDA	$250	$(403)	$140	$(1,349)	$(966)

Q4-2025 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Loss, EPS and Adjusted EBITDA
For the Three Months Ended December 31, 2025
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	42.8%	GAAP operating expenses	$7.2
Stock-based compensation	0.5%	Stock-based compensation	$(0.8)
Amortization	0.7%	Amortization	$(0.6)
Non-GAAP gross margin	44.0%	Non-GAAP operating expenses	$5.8

Net Loss Reconciliation		Net Loss per Share Reconciliation(1):
GAAP net loss	$(1.6)	GAAP net loss per share	$(0.13)
Stock-based compensation	0.9	Stock-based compensation	0.07
Amortization	0.7	Amortization	0.06
Non-GAAP net loss	$(0.0)	Non-GAAP net loss per share	$(0.0)

Adjusted EBITDA Reconciliation
GAAP net loss	$(1.6)
Stock-based compensation	0.9
Depreciation and amortization	0.7
Interest income, net	0.1
Adjusted EBITDA	$0.1

(1) Amounts are based on 12.0 million basic weighted average shares outstanding